As filed with the Securities and Exchange Commission on March 29, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Goldman Sachs Liberty Harbor Capital, LLC
(Exact name of registrant as specified in its charter)

Delaware	46-2176593
(State of incorporation or organization)	(IRS Employer Identification No.)

200 West Street, New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of Exchange on which class is to be registered
Common Stock, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this Form relates:	Not yet assigned (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered
The securities to be registered hereby are shares of common stock, $0.001 par value per share, of Goldman Sachs BDC, Inc. which, by operation of law, will be deemed for purposes of Delaware law the same entity as Goldman Sachs Liberty Harbor Capital, LLC (the “Company”) and will continue the business of the Company upon the consummation of the Company’s conversion from a Delaware limited liability company to a Delaware corporation on April 1, 2013.  The description of the shares of common stock contained in the section entitled “Description of Capital Stock” in the prospectus included in the Company’s Registration Statement on Form N-2, as filed with the Securities and Exchange Commission on March 29, 2013, as amended from time to time, is hereby incorporated by reference herein. Any form of prospectus to such Registration Statement that includes such description and that is subsequently filed is hereby also incorporated by reference herein.

Item 2.	Exhibits
        The following exhibits to this Registration Statement will be filed as exhibits to the Company’s Registration Statement on Form N-2 and are hereby incorporated herein by reference:

3.1	Form of Certificate of Incorporation (Incorporated by reference to Exhibit No. (a) of the Company’s Registration Statement on Form N-2).

3.2	Form of Bylaws (Incorporated by reference to Exhibit No. (b) of the Company’s Registration Statement on Form N-2).

4.1	Form of Stock Certificate (Incorporated by reference to Exhibit No. (d) of the Company’s Registration Statement on Form N-2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 29, 2013	GOLDMAN SACHS LIBERTY HARBOR CAPITAL, LLC

	By:		/s/ Jonathan Lamm
		Name	Jonathan Lamm
		Title:	Chief Financial Officer and Treasurer